Exhibit 99.1
For Immediate Release
ORIGIN BANK ANNOUNCES COMPLETION OF $70 MILLION SUBORDINATED NOTES OFFERING
RUSTON, Louisiana (February 6, 2020) - Origin Bank, the wholly owned subsidiary of Origin Bancorp, Inc. (Nasdaq: OBNK), (together, “Origin”) today announced the completion of an offering of $70 million in aggregate principal amount of 4.25% fixed-to-floating rate subordinated notes (the “Notes”) to certain investors in a transaction exempt from registration under Section 3(a)(2) of the Securities Act of 1933, as amended. The Notes will initially bear interest at a fixed annual rate of 4.25%, payable semi-annually in arrears, to but excluding February 15, 2025. From and including February 15, 2025 to but excluding the maturity date or early redemption date, the interest rate will equal the three-month LIBOR rate (provided, that in the event the three-month LIBOR is less than zero, the three-month LIBOR will be deemed to be zero) plus 282 basis points, payable quarterly in arrears. Origin Bank is entitled to redeem the Notes, in whole or in part, on or after February 15, 2025, and to redeem the Notes at any time in whole upon certain other specified events. Origin Bank intends to use the proceeds from the offering for general corporate purposes. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for Origin Bank.
Stephens Inc. acted as the sole placement agent for the offering.
This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there by any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Notes have not been registered under the Securities Act of 1933, as amended. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.
About Origin Bancorp, Inc.
Origin Bancorp, Inc. is a financial holding company for Origin Bank, headquartered in Ruston, Louisiana, which provides a broad range of financial services to small and medium-sized businesses, municipalities, high net-worth individuals and retail clients from 43 banking centers, located from Dallas/Fort Worth, Texas across North Louisiana to Central Mississippi, as well as in Houston, Texas. For more information, visit www.origin.bank.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions and current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements may include statements regarding the Company’s financial performance, business and growth strategy, plans and objectives, including but not limited to statements about the anticipated use of net proceeds from the offering of the Notes and other matters relating to the offering of the Notes, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words "assuming," "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. For a discussion of risks that may cause actual results to differ from expectations, please refer to the sections titled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Origin's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any updates to those sections set forth in Origin's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin's underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin's behalf may issue.
Contact:
Chris Reigelman, Origin Bancorp, Inc.
318-497-3177 / chris@origin.bank